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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

Ladies and Gentlemen:

     The undersigned hereby tender to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Guaranteed Delivery Procedures" section in the Prospectus and the Letter of Transmittal.

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
Principal Amount of Old Notes                   Signature(s):_________________________________
Tendered $:__________________________________   ______________________________________________
Certificate Nos.:____________________________   Name(s) of Registered Holders:________________
Total Principal Amount Represented by Old       Address:______________________________________
 Notes Certificate(s):_______________________   ______________________________________________
If Old Notes will be tendered by book-entry     Area Code and Telephone Number(s):____________
 transfer, provide the following information:   ______________________________________________
DTC Account Number:__________________________
Dated: __________________________ , 1999
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                                   GUARANTEE

                    (Not to be Used for Signature Guarantee)

     The undersigned, a firm or entity identified in Rule 17Ad-15 under Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," hereby guarantees to deliver to the Exchange Agent either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

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
Name of Firm:___________________________  _____________________________________________
                                                   (Authorized Signature)
Address:________________________________  Name:________________________________________

________________________________________  Date:________________________________________
Area Code and
Telephone Number:_______________________
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